THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
           BY AND BETWEEN EXCAL ENTERPRISES, INC. AND
                       R. PARK NEWTON, III


     This Third Amendment to Employment Agreement is made and entered into as of the 22nd day of December, 1998 by and between Excal Enterprises, Inc. (the "Company") and R. Park Newton, III
("Employee").

     WHEREAS, the Company, formerly known as Assix International, Inc., and Employee are parties to that certain Employment Agreement dated as of March 1, 1994, as amended by that certain Amendment to Employment Agreement by and between R. Park Newton and Assix International, Inc. dated as of August 15, 1994 and that certain Second Amendment to Employment Agreement by and between Excal Enterprises, Inc. and R. Park Newton III dated as of April 3, 1996 (the "Employment Agreement");

     WHEREAS, the Company and the Employee now desire to further amend the Employment Agreement to extend the term of the Employment Agreement for an additional five year term;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Extension of Term. Section 2.1 of the Agreement shall be amended so that the term "Scheduled Termination Date" means March
1, 2004 and shall read as follows:

          2.1 Term. The term of Employee's employment hereunder (the "Term") shall commence as of the date hereof (the "Commencement Date") and shall continue through the tenth anniversary of the Commencement Date (the "Scheduled Termination Date") unless earlier terminated pursuant to the provisions of this Agreement.

     2. Validity of Remainder of Employment Agreement. All other provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.



EXCAL ENTERPRISES, INC.            EMPLOYEE


By
  Title:                           R. PARK NEWTON